Exhibit 10.20

Extension

Belonging to the lease agreement Merelstraat 2 bis in Utrecht. Taking into account that:

Landlord M. Prinsen Geerligs and Media Mission B.V. Represented by R.J Brouwer,

Having concluded a lease agreement concerning the office space on the ground floor of Merelstraat 2 bis in Utrecht, which was signed on 10 January 2014

The Parties agree as follows:

●	Sonic Foundry International B.V. enters into the rights and obligations of Media Mission BV.
●	The lease as of 1 February 2022 will be extended by one year until 31 January 2023.
●	Subsequently, the lease will be extended by 1 year each as of 1 February 2023.
●	The notice period is 6 months for tenant and landlord.
●	The rental price on February 1, 2022 is €53,889.79 per year. This is €4,490.82 per month. Excl. VAT
●	The next indexation will take place on February 1, 2023.
●	All other matters not mentioned above remain as stated in the current rental agreement.
●	Details of tenant Sonic Foundry International B.V. represented by the Mr K.A. Minor
●	The lessor is responsible for installing and supplying a ventilation system. This must be in consultation with the tenant carried out no later than February 2022.

For approval,                                                               For approval,

24.01.22 Utrecht                                                      January 21, 2022, Madison, WI USA

Marieke Prinsen Geerligs                                             Ken A. Minor